UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2020

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Build C East Needham, MA	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 928-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On July 1, 2020, Chiasma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co., as representatives of the several underwriters listed therein (the “Underwriters”), related to an underwritten public offering (the “Offering”) of 12,500,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and pre-funded warrants to purchase up to 5,000,000 shares of Common Stock (the “Pre-Funded Warrants”). All of the Shares and Pre-Funded Warrants are being sold by the Company. The offering price of the Shares to the public is $4.00 per share and the offering price of the Pre-Funded Warrants to the public is $3.9999 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,625,000 shares of Common Stock at the public offering price less the underwriting discounts and commission (the “Option”). The gross proceeds to the Company, before deducting the underwriting discounts and estimated expenses associated with the Offering payable by the Company, are expected to be $70.0 million (assuming the Underwriters do not exercise their option to purchase additional shares). The underwriters have indicated their intention to exercise the Option in full. The closing of the Offering, including the full exercise of the Option, is expected to occur on or about July 6, 2020, subject to the satisfaction of customary closing conditions.

The Shares and Pre-Funded Warrants are being offered and sold pursuant to a prospectus dated September 25, 2019 and a prospectus supplement dated July 1, 2020, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-233654) (the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on September 25, 2019.

The Pre-Funded Warrants have an initial exercise price of $0.0001 per share and are exercisable at any time after their original issuance at the option of each holder, in such holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Pre-Funded Warrants may not be exercised if, upon giving effect to such exercise, (i) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but not in excess of 19.99%, upon at least 61 days’ prior notice from the holder to the Company.

In the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the Form of Pre-Funded Warrants is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the material terms of the Underwriting Agreement and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the Shares and the Pre-Funded Warrants issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01 Other Events.

On June 30, 2020, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 1, 2020, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 1, 2020, between Chiasma, Inc. and Jefferies LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release dated June 30, 2020.

99.2	Press release dated July 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	Chiasma, Inc.

	By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick
President